UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2007
INN OF THE MOUNTAIN GODS
RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
287 Carrizo Canyon Road
Mescalero, New Mexico 88340
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 8.01 Other Events
     On June 14, 2007, Karen Braswell was appointed to serve as Treasurer of Inn of the Mountain Gods Resort and Casino (the “Company”), effective as of June 25, 2007. Mrs. Braswell, age 50, has more than 25 years experience in the fields of accounting and finance. Since September 2006, Mrs. Braswell has served as IMGRC’s Director of Finance, and will continue to serve in this capacity. From 2004 to 2006, Mrs. Braswell served as the Director of Finance for Casino Arizona in Scottsdale, Arizona and from 2001 to 2004 she served as the Chief Financial Officer for the Apache Gold Casino in San Carlos, Arizona.
     On June 27, 2007, the Company issued a press release announcing that, effective June 25, 2007 Mrs. Braswell will become Treasurer of the Company. A copy of this press release is attached to this Report as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities and Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.
99.1 Press Release issued by Inn of the Mountain Gods Resort and Casino, dated June 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: June 27, 2007	By:	/s/ Brian D. Parrish
Brian D. Parrish
Chief Operating Officer